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                                                                   EXHIBIT 23.02


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective
Amendment No. 5 to Registration Statement No. 333-114970 on Form S-3 of Flextronics International Ltd. and subsidiaries (the Company) of our report dated June 14, 2004 relating to the consolidated financial statements of the Company for the years ended March 31, 2004 and 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
August 27, 2004